CONFORMED COPY


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                                KIRBY CORPORATION





                                  $200,000,000
        Floating Rate Senior Notes, Series 2005-A, due February 28, 2013





                                    _________

                   FIRST SUPPLEMENT TO NOTE PURCHASE AGREEMENT
                                    _________





                            Dated as of May 31, 2005





================================================================================

                   FIRST SUPPLEMENT TO NOTE PURCHASE AGREEMENT


     THIS FIRST SUPPLEMENT is entered into as of May 31, 2005 (this "Supplement") between KIRBY CORPORATION, a Nevada corporation (the "Company"), and the Purchasers listed in the attached Schedule A (the "Purchasers").

                                 R E C I T A L S
                                 ---------------

     A. The Company has entered into a Note Purchase Agreement dated as of February 15, 2003 with the purchasers listed in Schedule A thereto (as heretofore supplemented, the "Note Purchase Agreement"); and

     B. The Company desires to issue and sell, and the Purchasers desire to purchase, an additional series of Notes (as defined in the Note Purchase Agreement) pursuant to the Note Purchase Agreement and in accordance with the terms set forth below;

     NOW,  THEREFORE,  the  Company  and  the  Purchasers  agree  as  follows:

     1.     Authorization  of  the  New  Series  of  Notes.
            ----------------------------------------------

          (a)     Amount; Designation.  The Company has authorized the issue and
                  -------------------
     sale of $200,000,000 aggregate principal amount of Notes to be designated as its Floating Rate Senior Notes, Series 2005-A, due February 28, 2013 (the "Series 2005-A Notes", such term to include any such Notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series 2005-A Notes shall be substantially in the form set out in Exhibit 1 to this Supplement, with such changes therefrom, if any, as may be approved by the Purchasers and the Company.

          (b)     Adjusted  Libor  Rate.     Section 1.2(b) of the Note Purchase
                  ---------------------
     Agreement shall apply to the Series 2005-A Notes in its entirety, except the reference in the definition of "Adjusted LIBOR Rate" to "1.2%" shall be deemed to be a reference to 0.50%.

          (c)     Determination  of  the  Adjusted LIBOR Rate.  The reference in
                  -------------------------------------------
     Section 1.2(c) of the Note Purchase Agreement to "Series 2003-A Notes" shall be deemed to be reference to the Series 2005-A Notes.

          (d)     Interest  Period.  "INTEREST  PERIOD" means for any period for
                  ----------------
     which interest is to be calculated or paid on the Series 2005-A Notes, the period commencing on the date of an interest payment, or on the date of Closing in the case of the first such period, continuing up to, but not including, the next February 28, May 28, August 28 or November 28, as the case may be, or if such date is not a Business Day, the next succeeding Business Day.

     2.     Sale  and Purchase of Series 2005-A Notes.  Subject to the terms and
            -----------------------------------------
conditions of this Supplement and the Note Purchase Agreement, the Company will issue and sell to each of the Purchasers, and the Purchasers will purchase from the Company, at the Closing provided for in Section 3, Series 2005-A Notes in the principal amount specified opposite their respective names in the attached Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of the Purchasers hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

     3.     Closing.  The  sale  and  purchase  of the Series 2005-A Notes to be
            -------
purchased by the Purchasers shall occur at the offices of Gardner Carton & Douglas LLP, 191 North Wacker Drive, Suite 3700, Chicago, Illinois 60606-1698 at 9:00 a.m., Chicago time, at a closing (the "Closing") on May 31, 2005 or on such other Business Day thereafter on or prior to June 15, 2005 as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Series 2005-A Notes to be purchased by it in the form of a single Note (or such greater number of Series 2005-A Notes in denominations of at least $500,000 as such Purchaser may request) dated the date of the Closing and registered in its name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 00100359554 at JPMorgan Chase Bank, 712 Main Street, Houston, Texas 77002, ABA No. 113000609. If at the Closing the Company shall fail to tender such Series 2005-A Notes to a Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 of the Note Purchase Agreement, as modified or expanded by Section 4 hereof, shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights it may have by reason of such failure or such nonfulfillment.

     4.     Conditions  to Closing.  Each Purchaser's obligation to purchase and
            ----------------------
pay for the Series 2005-A Notes to be sold to it at the Closing is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement, as hereafter modified, and to the following additional conditions:

          (a) References in Section 4 of the Note Purchase Agreement to "Series 2003-A Notes" shall be deemed to be references to the Series 2005-A Notes and references to the "Closing" shall be deemed to refer to the Closing as such term is defined in this Supplement;

          (b) The reference in Section 4.2 to the "Memorandum" shall be deemed to be a reference to the term "Memorandum" as such term is defined in Schedule 5 to this Supplement and the reference to "Schedule 5.14" shall be deemed to be a reference to Schedule 5.14 hereto;

          (c)     The  legal  opinions, and forms thereof, called for by Section
     4.4 of the Note Purchase Agreement shall be appropriately modified to reflect this Supplement and the transactions contemplated herein and the rendering of the legal opinion by Fulbright & Jaworski L.L.P. in substitution of the opinion by Jenkens & Gilchrist;

          (d) References in the Note Purchase Agreement to "Other Purchasers" shall be deemed to refer to the Purchasers hereunder; and

          (e) At least three Business Days prior to the date of the Closing, each Purchaser shall have received a copy of written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank's ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

     5.     Representations  and  Warranties  of  the  Company.  The  Company
            --------------------------------------------------
represents and warrants to the Purchasers that each of the representations and warranties contained in Section 5 of the Note Purchase Agreement is true and correct as of the date hereof (i) except that all references to "Purchaser" and "you" therein shall be deemed to refer to the Purchasers hereunder, all references to "this Agreement" shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, and all references to "Series 2003-A Notes" therein shall be deemed to refer to the Series 2005-A Notes, and
(ii) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Schedule 5.

     6.     Representations  of  the Purchasers.  Each Purchaser confirms to the
            -----------------------------------
Company that the representations set forth in Section 6 of the Note Purchase Agreement are true and correct as to such Purchaser.

     7.     Mandatory  Prepayment of the Series 2005-A Notes.  The Series 2005-A
            ------------------------------------------------
Notes  are  not  subject  to  mandatory  prepayment  by  the  Company.

     8.     Optional  Prepayments  of the Series 2005-A Notes.  The Company may,
            -------------------------------------------------
at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Series 2005-A Notes in an amount not less than $1,000,000 in the aggregate in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus interest on such principal amount accrued to such prepayment date, plus the prepayment premium set forth below and, if such prepayment is to occur on any date other than an Interest Payment Date, the LIBOR Breakage Amount, if any.

------------------------------------------------------
IF PREPAID DURING THE PERIOD       PREPAYMENT PREMIUM
---------------------------------  -------------------
May 31, 2005 through May 28, 2006          2.0%
---------------------------------  -------------------
May 29, 2006 through May 28, 2007          1.0%
---------------------------------  -------------------
May 29, 2007 and thereafter                0.0%
------------------------------------------------------

The Company will give each holder of Series 2005-A Notes written notice of each optional prepayment under this Section 8 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Series 2005-A Notes to be prepaid on such date, the principal amount of each

Series 2005-A Note held by such holder to be prepaid (determined in accordance with Section 8.3 of the Note Purchase Agreement), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

     9.     Applicability  of  Note  Purchase  Agreement.  Except  as  otherwise
            --------------------------------------------
expressly provided herein (and expressly permitted by the Note Purchase Agreement), all of the provisions of the Note Purchase Agreement are incorporated by reference herein and shall apply to the Series 2005-A Notes as if expressly set forth in this Supplement. For purposes of the Series 2005-A Notes and any future series or tranche of Notes issued pursuant to a supplement to the Note Purchase Agreement:

     (a) Section 22.2 of the Note Purchase Agreement shall read in its entirety as follows:

     "22.2     PAYMENTS  DUE  ON  NON-BUSINESS  DAYS.

               Anything in this Agreement or the Series 2005-A Notes to the contrary notwithstanding, any payment of principal of or LIBOR Breakage Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of the interest payable on such next succeeding Business Day."

     (b) The definition of Business Day in Schedule B of the Note Purchase Agreement shall read in its entirety as follows:

     "BUSINESS DAY" means (a) for the purposes of Section 8.6 and the determination of LIBOR only, any day other than a Saturday, a Sunday or a day on which commercial banks in London, England are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or New York City are required or authorized to be closed."

     IN WITNESS WHEREOF, the Company and the Purchasers have caused this Supplement to be executed and delivered as of the date set forth above.

                              KIRBY  CORPORATION


                              By: /s/ Norman W. Nolen
                              Name:   Norman W. Nolen
                              Title: Executive Vice President and
                                     Chief Financial Officer

MONUMENTAL LIFE INSURANCE COMPANY


By: /s/ Bill Henricksen
Name:   Bill Henricksen
Title: Vice President

By: PPM AMERICA, INC., as attorney in fact, on behalf of Jackson National Life Insurance Company


By: /s/ Mark Staub
Name:   Mark Staub
Title: Vice President

By: PPM AMERICA, INC., as attorney in fact, on behalf of Jackson National Life Insurance Company of New York


By: /s/ Mark Staub
Name:   Mark Staub
Title: Vice President

GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY


By: /s/ Stephen R. De Motto
Name:   Stephen R. De Motto
Title: Investment  Officer

ALLSTATE LIFE INSURANCE COMPANY


By: /s/ Robert B. Bodett
Name:   Robert B. Bodett


By: /s/ Jerry D. Zinkula
Name:   Jerry D. Zinkula

        Authorized  Signatories


ALLSTATE  INSURANCE  COMPANY


By: /s/ Robert B. Bodett
Name:   Robert B. Bodett


By: /s/ Jerry  D. Zinkula
Name:   Jerry D. Zinkula

       Authorized  Signatories

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:  CIGNA Investments, Inc. (authorized agent)


By: /s/ Deborah B. Wiacek
Name:   Deborah B. Wiacek
Title: Managing Director

PHOENIX LIFE INSURANCE COMPANY


By: /s/ Carole A. Masters
Name:   /s/ Carole A. Masters
Title: Vice President

HARTFORD  LIFE  INSURANCE  COMPANY

By:  HARTFORD INVESTMENT SERVICES, INC.
      Its Agent and Attorney-in-Fact

By: /s/ Daniel C. Leimbach
Name:   Daniel C. Leimbach
Title: Senior Vice President

THE TRAVELERS INSURANCE COMPANY


By: /s/ Allen Cantrell
Name:   Allen Cantrell
Title: Investment Officer

                                                                      Schedule 5
                                                                   to Supplement
                                                                   -------------

                          EXCEPTIONS TO REPRESENTATIONS
                                 AND WARRANTIES

-----------------------------------------------------------------------------
SECTION
-------  --------------------------------------------------------------------
 5.3     In the first sentence, change the date of the Private Placement
         Memorandum from January 2003 to April 2005.

-------  --------------------------------------------------------------------
         In the fourth sentence, change September 30, 2002 to March 31, 2005.

-------  --------------------------------------------------------------------
 5.4     Replace Schedule 5.4 with the attached Schedule 5.4.

-------  --------------------------------------------------------------------
 5.5     Replace Schedule 5.5 with the attached Schedule 5.5.

-------  --------------------------------------------------------------------
 5.8     Replace Schedule 5.8 with the attached Schedule 5.8.

-------  --------------------------------------------------------------------
 5.9     Change the date in the last sentence from December 31, 1998 to
         December 31, 2000.

-------  --------------------------------------------------------------------
 5.14    Replace Schedule 5.14 with the attached Schedule 5.14.

-------  --------------------------------------------------------------------
 5.15    In the first sentence, change December 31, 2002 to April 30, 2005.

-------  --------------------------------------------------------------------
         Replace Schedule 5.15 with the attached Schedule 5.15.

-----------------------------------------------------------------------------


                            Schedule 5 to Supplement

                          SUBSIDIARIES AND AFFILIATES


SUBSIDIARIES                                 ORGANIZED       OWNERSHIP

AFRAM Carriers, Inc.                         Delaware              100%
Dixie Offshore Transportation Company        Delaware              100%
Engine Systems, Inc.(1)                      Delaware              100%
KIM Holdings, Inc.                           Delaware              100%
KIM Partners, LLC(2)                         Louisiana             100%
Kirby Corporate Services, LLC                Delaware              100%
Kirby Inland Marine, LP(3)                   Delaware              100%
Kirby Engine Systems, Inc.                   Delaware              100%
Kirby Tankships, Inc.                        Delaware              100%
Kirby Terminals, Inc.                        Texas                 100%
Marine Systems, Inc.(1)                      Louisiana             100%
Rail Systems, Inc.(1)                        Delaware              100%
Sabine Transportation Company                Delaware              100%
Dixie Carriers, Inc.(4)                      Texas                 100%
Mariner Reinsurance Company Limited          Bermuda               100%
Matagorda Terminal, Ltd.(5)                  Texas                 100%
Hollywood Marine, No. 3., Ltd.(4)            Texas                  75%
Hollywood Chem 107, Ltd.(4)                  Texas                83.4%
Hollywood Chem 108, Ltd.(4)                  Texas                87.5%
Hollywood Marine 1004-7, Ltd.(4)             Texas                83.4%
Hollywood Marine 1008-14, Ltd.(4)            Texas                87.5%
Hollywood Marine 3009-14, Ltd.(4)            Texas                87.5%
Hollywood Marine 3015, Ltd.(4)               Texas                83.4%
Hollywood/Texas Olefins, Ltd.(4)             Texas                  50%
Marine Highways, LLC                         Delaware          Variable

AFFILIATES                                   ORGANIZED       OWNERSHIP


BargeNet, LLC(4)                             Delaware           33 1/3%
Bolivar Terminal Co., Inc.(4)                Texas                  50%
Dixie Fuels Limited(6)                       Texas                  35%
The Hollywood Camp, L.L.C.(4)                Texas                  50%
Osprey Line, L.L.C.                          Texas              33 1/3%


                                  Schedule 5.4

_________________________________
(1)     Owned  by  Kirby  Engine  Systems,  Inc.
(2)     Owned  by  KIM  Holdings,  Inc.
(3)     Owned  by  KIM  Holdings,  Inc.  and  KIM  Partners,  LLC
(4)     Owned  by  Kirby  Inland  Marine,  LP
(5)     Owned  by  Kirby  Inland  Marine,  LP  and  Kirby  Terminals,  Inc.
(6)     Owned  by  Dixie  Offshore  Transportation  Company

DIRECTORS  OF  KIRBY  CORPORATION


C. Sean Day
Bob G. Gower
Walter E. Johnson
William M. Lamont, Jr.
C. Berdon Lawrence
George A. Peterkin, Jr.
Joseph H. Pyne
Robert G. Stone, Jr.
Richard C. Webb

SENIOR OFFICERS OF KIRBY CORPORATION

C.  Berdon  Lawrence  -     Chairman  of  the  Board
Joseph  H.  Pyne      -     President  &  Chief  Executive  Officer
Norman  W.  Nolen     -     Executive  Vice  President & Chief Financial Officer
Mark  R.  Buese       -     Senior  Vice  President  -  Administration
G.  Stephen  Holcomb  -     Vice  President  -  Investor  Relations
Howard  G.  Runser    -     Vice  President  -  Information  Technology
Jack  M.  Sims        -     Vice  President  -  Human  Resources
Ronald  A.  Dragg     -     Controller


                                  Schedule 5.4

                                                                    SCHEDULE 5.5
                                                                    ------------

                              FINANCIAL STATEMENTS


Kirby  Corporation  Annual  Reports  on  Form 10-K for fiscal years 2000 through
2004.


Kirby Corporation Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.


                                  Schedule 5.5

                                                                    SCHEDULE 5.8
                                                                    ------------

                                   LITIGATION

     In 2000, two subsidiaries of the Company and a group of approximately 45 other companies were notified that they are Potentially Responsible Parties ("PRPs) under the Comprehensive Environmental Response, Compensation and Liability Act of 1981, as amended ("CERCLA"), with respect to a Superfund site, the Palmer Barge Line site ("Palmer"), located in Port Arthur, Texas. In prior years, Palmer had provided tank barge cleaning services to various subsidiaries of the Company. The Company and three other PRPs have entered into an agreement with the United States Environmental Protection Agency ("EPA") to perform a remedial investigation and feasibility study. Based on information currently available, the Company is unable to ascertain the extent of its exposure, if any, in this matter.

     In 2003, the Company and certain subsidiaries received a Request For Information ("RFI") from the EPA under CERCLA with respect to a Superfund site, the Gulfco site, located in Freeport, Texas. In prior years, a company unrelated to Gulfco operated at the site and provided tank barge cleaning services to various subsidiaries of the Company. Based on information currently available, the Company is unable to ascertain the extent of its exposure, if any, in this matter.

     In 2004, the Company and certain subsidiaries received an RFI from the EPA under CERCLA with respect to a Superfund site, the State Marine site, located in Port Arthur, Texas. Based on information currently available, the Company is unable to ascertain the extent of its exposure, if any, in this matter.


                                  Schedule 5.8

                                                                   SCHEDULE 5.14
                                                                   -------------

                                 USE OF PROCEEDS

-----------------------------------------------------------------------------------
                                     Balance      Private Placement     Balance
                                     4/30/05         Proceeds        After Paydown
-----------------------------------------------------------------------------------
250,000,000 Floating Rate Senior   $200,000,000  $      200,000,000  $          -0-
Notes, Series 2003-A, due
February 28, 2013
-----------------------------------------------------------------------------------


                                  Schedule 5.14

                                                                   SCHEDULE 5.15
                                                                   -------------


                                         EXISTING DEBT


---------------------------------------------------------------------------------------------
                                                                                 Balance at
                                                                                   4/30/05
------------------------------------------------------------------------------  -------------
$250,000,000 Floating Rate Senior Notes, Series 2003-A, due February 28, 2013   $200,000,000
------------------------------------------------------------------------------  -------------
$150,000,000 Revolving Credit Facility, due December 9, 2007                             -0-
------------------------------------------------------------------------------  -------------
$10,000,000 Bank of America line of credit, due November 2, 2005                   2,500,000
------------------------------------------------------------------------------  -------------
$5,000,000 BNP Paribas revolving credit note, due December 31, 2005                5,000,000
------------------------------------------------------------------------------  -------------
Real estate lien note, $590.84 monthly installments (principal and interest)          39,000
through 10/01/12
------------------------------------------------------------------------------  -------------
                                                                                $207,539,000
                                                                                ============
---------------------------------------------------------------------------------------------


                                  Schedule 5.15

                                                                    Exhibit 1 to
                                                                      Supplement
                                                                      ----------


                          [FORM OF SERIES 2005-A NOTE]


                                KIRBY CORPORATION

                            FLOATING RATE SENIOR NOTE
                      SERIES 2005-A, DUE FEBRUARY 28, 2013


No. [_____]                                                               [Date]
$[_______]                                                     PPN: 497266 A @ 5

          FOR VALUE RECEIVED, the undersigned, KIRBY CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State
of  Nevada, promises to pay to [         ], or registered assigns, the principal
sum  of  $[              ]  on February 28, 2013, with interest (computed on the
basis of a 360-day year and the actual number of days elapsed) (a) on the unpaid principal thereof at a floating rate equal to the Adjusted LIBOR Rate from time to time, payable quarterly on each February 28, May 28, August 28 and November 28, commencing with the February, May, August or November next succeeding the date hereof until the principal shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any LIBOR Breakage Amount at the Default Rate until paid.

          Payments of principal of, interest on and any LIBOR Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement dated as of February 15, 2003, as supplemented by a First Supplement dated as of May 31, 2005 (as supplemented, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Reference is made to the Note Purchase Agreement for the definitions used herein and the method of calculating the interest and other payments to be made or in respect of this Note. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations and agreement set forth in Section 6 of the Note Purchase Agreement.


                                      -1-
                                    Exhibit 1

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable LIBOR Breakage Amount) and with the effect provided in the Note Purchase Agreement.

          Notwithstanding any other provision of this Note or the Note Purchase Agreement, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest that may be charged on this Note under applicable law, and this Note is expressly made subject to the provisions of the Note Purchase Agreement which more fully set out the limitations on how interest may be accrued, charged or paid on this Note.

          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                 KIRBY  CORPORATION


                                 By:  _________________________________
                                 Name:  _______________________________
                                 Title:  ______________________________


                                      -2-
                                    Exhibit 1